As filed with the Securities and Exchange Commission on March 12, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
53-0182885
(I.R.S. Employer Identification No.)
1300 North 17th Street, Arlington, Virginia 22209
(703) 345-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole Maddrey
Senior Vice President,
General Counsel and Secretary
Graham Holdings Company
1300 North 17th Street
Arlington, Virginia 22209
(703) 345-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas A. Dorsey, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1764

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Debt Securities
Class B Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Warrants
Purchase Contracts
Units (3)

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of Class B Common Stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)
Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

PROSPECTUS

GRAHAM HOLDINGS COMPANY

 DEBT SECURITIES
CLASS B COMMON STOCK
PREFERRED STOCK
WARRANTS
PURCHASE CONTRACTS
UNITS

We may offer and issue from time to time at prices and on terms to be determined at or prior to the offering any combination of securities described in this prospectus.  We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement and pricing supplement, if any, carefully before you invest in securities described in the applicable prospectus supplement and pricing supplement, if any.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.  The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

These securities may be offered and sold from time to time by us, and also may be offered and sold from time to time by one or more selling securityholders to be identified in the future. We may offer and sell these securities in or through one or more underwriters, dealers and agents, directly to purchasers on a continuous or delayed basis. The prospectus supplement will set forth the name and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each class or series of securities sold to or through underwriters in the applicable prospectus supplement.

Our Class B Common Stock is listed on the New York Stock Exchange under the symbol “GHC.” Our principal executive offices are located at 1300 North 17th Street, Arlington, Virginia 22209. Our telephone number is (703) 345-6300.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

The date of this prospectus is March 12, 2018.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●	an accompanying prospectus supplement, which describes certain terms of the securities, some of which may not apply to your securities; and

●	if necessary, a pricing supplement, which describes certain specific terms of your securities.

        If the terms of your securities vary among the pricing supplement, the accompanying prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus, the prospectus supplement and the pricing supplement, if any.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we use this prospectus to offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise indicated or the context requires otherwise, all references in this prospectus to “Graham Holdings Company,” the “Company,” “we,” “us,” “our” or similar references mean Graham Holdings Company.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, business plans and future performance that are based on the beliefs and assumptions of our management and the information available to our management at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results, including those factors described in our Annual Report on Form 10-K for the year ended December 31, 2017 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060. Our SEC filings are also accessible, free of charge, from our website at http://www.ghco.com. Information on our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that is also incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. The following documents filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2017;

(2)	the information responsive to Part III of Form 10-K for the year ended December 31, 2016 provided in our Definitive Proxy Statement on Schedule 14A filed on March 23, 2017;

(3)	our Current Reports on Forms 8-K filed on January 19, 2018 and March 7, 2018; and

(4)
the description of our Class B Common Stock contained in our Registration Statement on Form 8-A filed on January 1, 1990, including any amendments or reports filed for the purposes of updating such description.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference. Information filed with the SEC after the date of this prospectus and incorporated by reference herein will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: Graham Holdings Company, 1300 North 17th Street, Suite 1700, Arlington, Virginia, 22209, Telephone (703) 345-6300.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control.  We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference into this prospectus, as well as the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that has been included or incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information” in this prospectus.

GRAHAM HOLDINGS COMPANY

Graham Holdings Company (the “Company”), is a diversified education and media company whose operations include educational services, television broadcasting, online print and local TV news, home health and hospice care and manufacturing. The Company’s Kaplan subsidiary provides a wide variety of educational services, both domestically and outside the United States. The Company’s media operations comprise the ownership and operation of television broadcasting (through the ownership and operation of seven television broadcast stations), plus Slate and Foreign Policy magazines and Panoply, a podcast network. The Company also owns home health and hospice providers, four industrial companies and Social Code LLC, a marketing solutions provider.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges has been computed by dividing “earnings available for fixed charges” by “fixed charges.” For purposes of computing this ratio, “earnings available for fixed charges” principally consists of (i) income from continuing operations before income taxes and equity in earnings (losses) of affiliates, plus (ii) “fixed charges,” distributed income of equity-method investments and amortization of capitalized interest, and less capitalized interest and noncontrolling interest in pre-tax income of subsidiaries with no “fixed charges.” “Fixed charges” principally consists of interest expense and the portion of rental expense that is representative of the interest factor.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	4.1	5.0	*	14.7	2.4

*	the ratio coverage in 2015 was less than 1:1. The Company would have needed to generate additional earnings of $122,124 thousand to achieve a coverage of 1:1 in 2015.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an Indenture (the “base indenture”), dated as of February 17, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago), as trustee, as amended by a First Supplemental Indenture dated as of September 22, 2003 and a Second Supplemental Indenture dated January 30, 2009 and as it may be further amended, supplemented or otherwise modified from time to time (the supplements together with the base indenture, the “Indenture”). The base indenture was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1999 and is incorporated herein by reference. The first supplement was filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 23, 2003 and is incorporated herein by reference. The second supplement was filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 30, 2009 and is incorporated herein by reference. The debt securities may be issued from time to time in one or more series.  The particular terms of each series will be described in a prospectus supplement. The following statements are subject to the detailed provisions of the Indenture. The sections of the Indenture specifically referred to in the following discussion are incorporated by reference. Capitalized terms that are not defined in the following discussion have the meanings assigned to them in the Indenture.

General

The debt securities may be issued from time to time under the Indenture in an unlimited aggregate principal amount and an unlimited number of series.

The debt securities may be secured or unsecured and will have the same rank as all other secured or unsecured and non-subordinated debt of the Company.

The prospectus supplement relating to the series of debt securities which it offers describes to the extent applicable:

●	the title of the debt securities of such series;
●	the aggregate principal amount of such debt securities;
●	whether the debt securities will be secured or unsecured;
●	the person to whom the interest on a debt security of any series will be payable if not the person in whose name that debt security is registered on the regular record date;
●	the maturity date;
●	the interest rate(s), or the method of determination thereof;
●	the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for registered debt securities, the Regular Record Dates;
●	the place or places where the principal of, and premium and interest, if any, on, such debt securities will be payable;
●	redemption or early repayment provisions;
●	whether the debt securities are convertible or exchangeable into other securities of the Company;
●	terms for the attachment to such debt securities of warrants, options or other rights to purchase or sell stock or other securities of the Company;
●	amount of discount or premium, if any, with which such debt securities will be issued;
●
any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such debt securities (including whether the covenants described below under “Certain Covenants of the Company” will not apply to such debt securities);

●
the currency, currencies or currency unit or units in which such debt securities will be denominated and in which the principal of, and premium and interest, if any, on, such securities will be payable and related restrictions;

●
any matter of determining the amount of principal of, or premium or interest, if any, on, any such debt securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such debt securities are stated to be payable or an index based on any other method;

●	the guarantors of the debt securities, if any, and the extent of the guarantees (including provisions related to seniority, subordination, security and release of the guarantees), if any;
●
whether such debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons, whether such debt securities will be issued in the form of one or more global securities and whether such debt securities are to be issuable in temporary global form or definitive global form;

●	if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;
●
whether and under what circumstances the Company will pay additional amounts to any holder of such debt securities who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such debt securities rather than pay any additional amounts; and

●	any other terms of any of such debt securities not inconsistent with the Indenture.

Limitation on Merger, Consolidation and Certain Sale of Assets

The Indenture provides that the Company will not consolidate with or merge into any other corporation, or convey or transfer all or substantially all its properties and assets as an entirety to any person, unless:

●	the successor is a U.S. corporation, partnership, limited liability company, trust or other entity,
●
the successor expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed, and

●
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted for, the Company under the Indenture.

Certain Covenants of the Company

Event Risk. Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described below, the Indenture and debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protections in the event of a highly leveraged transaction involving the Company.

Limitation on Secured Indebtedness.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without  securing the debt securities equally and ratably with, or prior to, such Secured Indebtedness so long as such Secured Indebtedness shall be outstanding unless immediately thereafter the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the debt securities are secured equally and ratably with, or prior to, such Secured Indebtedness and not including any Secured Indebtedness which is concurrently being retired) and all outstanding Attributable Debt (as defined below) pursuant to Sale and Leaseback Transactions (as defined below) entered into after a specified date (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) not including any Attributable Debt which is concurrently being retired would not exceed 15% of Consolidated Net Worth.

Limitation on Sale and Leaseback Transactions.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter any lease (excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and (3) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property) covering any Principal Property of the Company or any Restricted Subsidiary that has been or is sold or transferred to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

(a) immediately thereafter, the sum of:

(i)  the sum of the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction and all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into after a specified date (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary), and

(ii) the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the debt securities are secured equally and ratably with, or prior to, such Secured Indebtedness) does not exceed 15% of Consolidated Net Worth; or

        (b) an amount equal to the greater of:

(i) the net proceeds to the Company or a Restricted Subsidiary from the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction, and

(ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied within 180 days to the retirement of long-term debt of the Company or a Restricted Subsidiary (other than such debt which is subordinated to the debt securities or which is owing to the Company or a Restricted Subsidiary).

Certain Definitions Used in the Covenants.  The Indenture defines some of the terms used in the covenants as follows:

“Attributable Debt” will mean, as of the date of its determination, the present value (discounted semiannually at the applicable rate) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Consolidated Net Worth” will mean, at the date of any determination, the consolidated stockholders’ or owners’ equity of the Company and its subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

“Person” or “person” will mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” will mean all land, land improvements, buildings, machinery and equipment constituting a manufacturing facility, a printing facility, a warehouse facility, a distribution facility, a television broadcast facility, a cable television facility or an office facility (including any portion thereof) which facility (a) is owned by or leased to the Company or any Restricted Subsidiary, (b) is located within the United States, and (c) has an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Worth as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is, or at the time of issuance of such obligations was determined by counsel to be, excludable from the gross income of the holders thereof (other than a “substantial user” of such facility or a “related person” as those terms were used in Section 147 of the Internal Revenue Code of 1986 (the “Code”)) pursuant to the provisions of Section 103 and related Sections of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors may by board resolution declare is not of material importance to the Company and the Restricted Subsidiaries taken as a whole, and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than the Company and any Subsidiary and in which the interest of the Company and all its Subsidiaries does not exceed 50%.

“Restricted Subsidiary” will mean any Subsidiary (a) which has substantially all its property and transacts substantially all its business within the United States of America, and (b) which owns or is a lessee of any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary (i) which is acquired or organized after a specified date for the purpose of acquiring the stock, business or assets of any Person other than the Company or any Restricted Subsidiary (whether such acquisition is effected by merger, consolidation, acquisition of stock or assets, or any other transaction analogous in purpose and effect), and (ii) which has (together with its consolidated subsidiaries and after intercompany eliminations) consolidated total assets of not more than 10% of the consolidated total assets of the Company and its subsidiaries (including such Subsidiary), all as determined in accordance with generally accepted accounting principles and, at the Company’s election, as of the date of such acquisition of stock, business or assets (and after giving effect thereto) or within 30 days after such date.

“Secured Indebtedness” will mean (a) indebtedness of the Company or a Restricted Subsidiary which is secured by any lien upon any Principal Property or any shares of the capital stock or indebtedness of any Restricted Subsidiary (“Restricted Securities”) and (b) indebtedness of the Company or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities, in each case subject to certain exclusions set forth in the Indenture.

“Subsidiary” will mean any corporation a majority of the voting shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

The Indenture provides that the Company may omit to comply with the restrictive covenants described above under “Limitation on Secured Indebtedness” and “Limitation on Sale and Leaseback Transactions” if the holders of not less than a majority in principal amount of all series of outstanding debt securities affected thereby (acting as one class) waive compliance with such restrictive covenants.

Form, Exchange, Registration and Transfer

The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the Indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

●
any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

●	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the Indenture will be designated as the paying agent for payments on debt securities issued thereunder. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” means each day on which commercial banks and foreign exchange markets settle payments in the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities of that series are payable, or place of publication.  Unless otherwise specified, when used with respect to debt securities bearing interest at a rate or rates determined by reference to London interbank offered rates for deposits in U.S. dollars, “business day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Satisfaction and Discharge; Defeasance

At the request of the Company, the Indenture will cease to be in effect as to the debt securities of any series (except for certain obligations to register the transfer or exchange of such debt securities and related coupons, if any, and hold moneys for payment of such debt securities and coupons in trust) when either (a) all such debt securities and coupons have been delivered to the trustee for cancellation or (b) all such debt securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such debt securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities.

The Company may defease any series of debt securities and, at its option, either (a) be Discharged after 90 days from any and all obligations in respect of such series of debt securities (except for certain obligations to register the transfer of or exchange debt securities and related coupons, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the Indenture in respect of such series (including those described under “Certain Covenants of the Company”).  In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of debt securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of debt securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such debt securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.  Among the conditions to the Company’s exercising any such option, the Company is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

The Indenture provides that, if an Event of Default specified therein with respect to any series of debt securities shall have happened and be continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding debt securities) may declare the principal of all the debt securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the trustee if given by the holders).

Events of Default in respect of any series are defined in the Indenture as being:

●	default for 30 days in payment of any interest installment when due;

●	default in payment of principal of, or premium, if any, on, debt securities of such series when due at their stated maturity, by declaration, when called for redemption or otherwise;

●	default for 30 days in the making of any payment for a sinking, purchase or analogous fund provided for in respect of debt securities of such series;

●
default for 90 days after notice to the Company by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant or agreement in the debt securities of such series or in the Indenture with respect to debt securities of such series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other Event of Default provided with respect to the debt securities of such series.

No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder.

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series; provided further that in the case of any default of the character specified in the fourth bullet point above with respect to any of the debt securities of such series, no such notice to holders shall be given until at least 30 days after the occurrence of such default.  The term “default” for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated.

The Indenture contains provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of holders of the debt securities.

The Indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series.

The Indenture includes a covenant that the Company will file annually with the trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default or Event of Default with respect to the debt securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the debt securities of such series.  The holders of a majority in principal amount of a series of outstanding debt securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured.

Modification of the Indenture

The Indenture allows the Company and the trustee, without the consent of any holders of debt securities, to enter into supplemental indentures for the purposes, among other things, of:

●	evidencing the succession of another corporation to the Company and the assumption by such corporation of the covenants of the Company in the Indenture and series of debt securities,

●	adding to the Company’s covenants,

●	adding additional Events of Default,

●	establishing the form or terms of any series of debt securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture,

●	making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

The Indenture allows the Company and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the debt securities of such series.  But no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

(3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof;

(4) change any place of payment where, or the currency, currencies or currency unit or units in which, any debt security or any premium or interest thereon is payable;

(5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6) affect adversely the terms, if any, of conversion of any debt security into stock or other securities of the Company or of any other corporation;

(7) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(8) change any obligation of the Company, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; and

(9) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding debt securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Meetings

The Indenture contains provisions for convening meetings of the holders of debt securities of any series.  A meeting may be called at any time by the trustee under the Indenture, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with “Notices” below.  Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting of holders of debt securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the trustee, it may be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting may be further adjourned for a period of not less than 10 days.

Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above under “Modification of the Indenture”, and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.  Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and the related coupons.  With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the holders of a specified percentage of outstanding debt securities of all series affected thereby (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected thereby favoring such action.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago), the trustee under the Indenture, or with its affiliates.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital consists of 977,000 shares of preferred stock, $1.00 par value, of which no shares are outstanding as of December 31, 2017, 7,000,000 shares of Class A Common Stock, $1.00 par value, of which 964,001 shares are issued and outstanding as of February 16, 2018, and 40,000,000 shares of Class B Common Stock, $1.00 par value, of which 4,539,102 shares are issued and outstanding as of February 16, 2018. The preferred stock is issuable in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the dividend rights, dividend rates, voting rights, conversion rights (if any), the redemption provisions, liquidation preferences and other rights and restrictions of such series.

Common Stock

General.  Our Class B Common Stock has limited voting rights, including the right to elect 30% of our board of directors. The Class A Common Stock has full voting rights and is entitled to elect the balance of our board of directors. As of the date of this prospectus, all of the Class A Common Stock is owned by members of the Graham family or trusts established for their benefit. The Grahams have the power to vote a majority of the Class A Common Stock. As a result, control of the Company has been and is expected to remain with members of the Graham family.

Voting Rights.  The Class B Common Stock has the right as a class to elect 30% of our board of directors, and accordingly presently elects three directors.

The holders of Class B Common Stock are entitled to vote with the holders of Class A Common Stock (each voting as a separate class) upon (i) the reservation in the future of any additional shares of stock for issuance pursuant to options granted or to be granted to officers, directors or key employees and (ii) the acquisition of the stock or assets of another company if, in the case of either (i) or (ii), any national stock exchange on which the Class B Common Stock is listed requires such a vote as a condition to the listing of the additional shares to be issued in the transaction and, in the case of (ii), either: (a)  a director, officer or holder of 10% of any class of voting stock of the Company has an interest in the company or assets to be acquired or in the consideration to be paid in the transaction; (b) the transaction would presently or potentially increase the aggregate outstanding shares of the Class A Common Stock and Class B Common Stock by 20% or more; or (c) the aggregate market value of the stock issuable or potentially issuable and of any other consideration to be paid is 20% or more of the market value of the outstanding Class A Common Stock and Class B Common Stock.

Except as stated above and as otherwise expressly provided by the laws of the State of Delaware, all voting power is vested in the holders of the Class A Common Stock. The board of directors could authorize the issuance of shares of preferred stock with voting power, but so long as any Class A Common Stock shall be outstanding the holders of the Class A Common Stock shall always have the absolute right under all conditions and circumstances to elect a majority of the directors, and any voting powers granted to shares of preferred stock on any matter other than the election of directors will be limited (except as required by statute) to the right to vote pari passu with the holders of Class B Common Stock on matters upon which the holders of Class B Common Stock are entitled to vote.

Conversion.  Shares of Class A Common Stock are convertible into an equal number of shares of Class B Common Stock in whole or in part, at any time and from time to time, at the option of the individual holders thereof; they are also subject to mandatory conversion into an equal number of shares of Class B Common Stock in whole or in part, at any time and from time to time, at the option of the holder or holders of a majority of the shares of Class A Common Stock. If all the outstanding shares of Class A Common Stock were converted into Class B Common Stock, the holders of the Class B Common Stock would have general voting power in the election of all members of the board of directors and in all other matters upon which shareholders of the Company are entitled to vote. However, it is not anticipated that the holders of Class A Common Stock will ever elect to convert all of their shares of Class A Common Stock into Class B Common Stock.

Dividends.  Each share of Class A Common Stock and Class B Common Stock is entitled to share pro rata in any dividends when declared and paid, subject to any prior rights of any preferred stock then outstanding. Any dividend payable in shares of Class A Common Stock to holders of such class and payable in the same proportion in shares of Class B Common Stock to holders of such class shall be deemed to be shared pro rata.

Restrictions Concerning Ownership.  To enable the Company to comply with the provisions of the Federal Communications Act prohibiting alien control of broadcasting licenses, the terms of the Restated Certificate of Incorporation and the By-laws of the Company: (a) provide that not more than one-fifth of the shares of voting stock of any class outstanding shall at any time be owned of record, or voted, by or for the account of aliens (as defined in the Company’s By-Laws); and (b) provide that the Company shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the stock is owned of record, or voted, by aliens. If the stock records of the Company shall at any time disclose one-fifth alien ownership, (1) no transfers of shares represented by domestic share certificates shall be made to aliens and (2) if it shall thereafter be found that any such shares are in fact held by or for the account of an alien, such shares shall not be entitled to vote, to receive dividends, or to have any other rights, except that the holder thereof shall have the right to transfer such shares to a United States citizen. Pursuant to the Company’s By-laws, shares of its Class B Common Stock issued or transferred to an alien are represented by “foreign share certificates” and all other shares are represented by “domestic share certificates”.

In addition, regulations of the Federal Communications Commission (the “FCC”) governing multiple ownership apply with regard to persons who directly or indirectly hold the right to vote 5% or more of a licensee’s stock (or 20% or more in the case of insurance companies, investment companies and bank trust departments which do not exercise control over the management or policies of a licensee; for this purpose, holdings by such investors under common management are aggregated). The FCC’s “multiple ownership” rules restrict the number of broadcast stations (a) in a given market (for radio or television), and (b) nationally (for television), in which a single person or corporation may have either such a voting interest or an interest as an officer or director. The multiple ownership rules also restrict the common ownership in a given market of a broadcast station, on the one hand, and a cable television system or newspaper on the other hand. Individuals and institutional investors who have such interest, direct or indirect, in another broadcast station, daily newspaper or cable television system should not acquire an interest in the Company’s Class B Common Stock that would create a multiple ownership prohibited by the FCC’s rules.

Other Provisions.  In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of any preferred stock then outstanding will be entitled to be paid their liquidation preferences and accumulated dividends in full before any distribution may be made to the holders of Class A Common Stock and of Class B Common Stock, who are then entitled to share pro rata in any such distribution. The outstanding shares of the Class B Common Stock are fully paid and non-assessable. There are no preemptive rights to subscribe for or to purchase any additional stock or other securities issued by the Company. The holder or holders of a majority of the outstanding shares of Class A Common Stock must consent to any issue of additional Class A Common Stock.

The Transfer Agent and Registrar for the Class B Common Stock is Computershare Trust Company, N.A.

Preferred Stock

General. The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

●	the distinctive designation of the series;

●
the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

●
the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends are payable, the relative rights of priority, if any, of payment of dividends on shares of that series, the form of payment thereof (whether cash, our securities, or partly in cash and partly in securities) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

●
whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series will cumulate;

●
if the shares of such series may be redeemed by us, the price or prices (or method of determining such price or prices) at which such series may be redeemed, in whole or in part, including our obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

●	the amount payable out of our assets to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

●
provisions, if any, for the conversion or exchange of the shares of such series into shares of any other class or classes or any other series of the same class of stock of the Company or into any other series of preferred stock, and the price or prices or rate or rates of exchange and any adjustments applicable thereto at which such conversion or exchange may be made, and all other terms and conditions upon which each conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or of any other series of our capital stock, if any; and

●	the voting rights and powers, if any, of the holders of shares of the class or series, subject to the limitations described below under Voting Rights.

Since we are a holding company, our right, and hence the right of our creditors and securityholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of our subsidiaries, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Dividend Rights. Except as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, dividends at the rates and on the dates set forth in the certificate of designations, and summarized in the prospectus supplement relating to a particular series of preferred stock.

Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Voting Rights. The holders of preferred stock will have such voting rights as required by applicable law and as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock; provided, however, that so long as any Class A Common Stock is outstanding, the holders of such Class A Common Stock will always have the absolute right to elect a majority of the directors; and provided further, that the voting powers of all shares of preferred stock on all matters other than the election of directors will be limited (except as otherwise provided by statute) to the right to vote pari passu with the holders of Class B Common Stock on such matters as the holders of  Class B Common Stock shall be entitled to vote and such holders shall not be entitled to notice of any meeting of stockholders at which they are not entitled to vote.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of designations and summarized in the prospectus supplement relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock.  We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering.  These terms will include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants offered;
●	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
●	the exercise price of the warrants;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued;
●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	any terms relating to the modification of the warrants;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of warrants; and
●	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, our securities at a future date or dates.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, our securities. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.  The purchase contracts may provide for settlement by delivery by or on behalf of the Company of securities or may provide for settlement by reference or linkage to the value, performance or trading price of our securities. The purchase contracts may be issued separately or as part of units consisting of other securities or obligations issued by us or by third parties, including U.S. treasury securities. The purchase contracts may require us to make periodic payments to the holders of purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. Units may also include debt obligations of third parties, including U.S. treasury securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to purchasers;
●	through agents;
●	to or through underwriters or dealers; or
●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities and stock purchase contracts.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	privately negotiated transactions.

We may enter into derivative or hedging transactions with third parties in privately negotiated transactions.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at marked prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.

The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than our Class B Common Stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or purchase contracts on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, warrants or purchase contracts will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of securities represented by the underwriters’ over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of our securities in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of securities in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with an offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of any securities by any selling securityholders.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Cravath, Swaine & Moore LLP, or by other counsel named in the applicable prospectus supplement or pricing supplement, if any, and for any underwriters or agents, by counsel selected by such underwriters or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                          Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement are as follows:

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Trustee and depositary fees expenses		**
TOTAL	$	**

(*)          The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(**)        These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.                          Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Paragraph A of Article Ninth of Graham Holdings Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), provides that no director of Graham Holdings Company shall be personally liable to Graham Holdings Company or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL. Paragraph B of the Certificate also provides that Graham Holdings Company shall indemnify its officers and directors to the fullest extent permitted by the DGCL. The Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of Graham Holdings Company or such director or officer of Graham Holdings Company is or was serving at the request of Graham Holdings Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified by Graham Holdings Company to the fullest extent authorized by the DGCL as then in effect. The Certificate requires Graham Holdings Company to advance expenses to its indemnitees, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification for such expenses.

Graham Holdings Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Graham Holdings Company.

Item 16.                          Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17.                          Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1
Restated Certificate of Incorporation of the Company dated November 13, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003).

3.2
Certificate of Amendment, effective November 29, 2013, to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 29, 2013).

3.3	By-Laws of the Company as amended and restated through November 29, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed November 29, 2013).

4.1
Indenture dated as of February 17, 1999, between the Company and The First National Bank of Chicago, as Trustee (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1999).

4.2
First Supplemental Indenture dated as of September 22, 2003, among WP Company LLC, the Company and Bank One, NA, as successor to The First National Bank of Chicago, as Trustee, to the Indenture dated as of February 17, 1999, between the Company and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 22, 2003).

4.3
Second Supplemental Indenture dated January 30, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee, to the Indenture dated as of February 17, 1999, between the Company and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2009).

4.4	Specimen of Class B Common Stock Certificate.

4.5	Form of Fixed Rate Security with and without Redemption Provision (included in Exhibit 4.1).

4.6	Form of Preferred Stock Certificate*.

4.7	Form of Warrant Agreement (including form of Warrant Certificate)*.

4.8	Form of Purchase Contract Agreement (including form of Purchase Contract)*.

4.9	Form of Unit Agreement (including form of Unit)*.

5.1	Opinion of Cravath, Swaine & Moore LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on the signature page of this registration statement).

25.1	Statement of Eligibility and Qualification on Form T-1 of the Bank of New York Mellon Trust Company to act as Trustee under the Indenture.

* To be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on March 12, 2018.

GRAHAM HOLDINGS COMPANY

By:	/s/ NICOLE M. MADDREY
Name: Nicole M. Maddrey
Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Timothy J. O’Shaughnessy, Wallace R. Cooney and Nicole Maddrey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 registration statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. O’SHAUGHNESSY	President, Chief Executive Officer (Principal Executive Officer) and Director	March 12, 2018
Timothy J. O’Shaughnessy

/s/ WALLACE R. COONEY	Senior Vice President-Finance (Principal Financial Officer)	March 12, 2018
Wallace R. Cooney

/s/ MARCEL A. SNYMAN	Principal Accounting Officer	March 12, 2018
Marcel A. Snyman

/s/ DONALD E. GRAHAM	Chairman of the Board	March 12, 2018
Donald E. Graham

/s/ LEE C. BOLLINGER	Director	March 12, 2018
Lee C. Bollinger

/s/ CHRISTOPHER C. DAVIS	Director	March 12, 2018
Christopher C. Davis

/s/ THOMAS S. GAYNER	Director	March 12, 2018
Thomas S. Gayner

/s/ JACK A. MARKELL	Director	March 12, 2018
Jack A. Markell

/s/ ANNE M. MULCAHY	Director	March 12, 2018
Anne M. Mulcahy

/s/ LARRY D. THOMPSON	Director	March 12, 2018
Larry D. Thompson

/s/ G. RICHARD WAGONER, JR.	Director	March 12, 2018
G. Richard Wagoner, Jr.

/s/ KATHARINE WEYMOUTH	Director	March 12, 2018
Katharine Weymouth